EXHIBIT 10.2

DISTRIBUTION AGREEMENT

by and between

ACACIA RESEARCH CORPORATION

and

COMBIMATRIX CORPORATION

December 21, 2006

SCHEDULES

Schedule 1.01(a)		Acacia Liabilities
Schedule 1.01(b)	-	Bylaws
Schedule 1.01(c)	-	Certificate of Incorporation
Schedule 1.01(d)	-	CombiMatrix Assets
Schedule 1.01(e)	-	CombiMatrix Liabilities
Schedule 1.01(f)	-	CombiMatrix Real Property
Schedule 1.01(g)	-	CombiMatrix Subsidiary
Schedule 2.01(c)	-	Acacia Actions
Schedule 2.03(a)	-	Elimination of Intercompany Agreements
Schedule 2.03(b)	-	Intercompany Agreements
Schedule 2.04	-	CombiMatrix Board of Directors
Schedule 2.05	-	Exceptions to Acacia Resignations
Schedule 5.03(a)	-	CombiMatrix/May 2003 Warrant
Schedule 5.03(b)	-	CombiMatrix/Piper 2005 Warrant
Schedule 5.03(c)	-	CombiMatrix/Oppenheimer Warrant

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is made and entered into as of December 21, 2006, by and between Acacia Research Corporation, a Delaware corporation (“Acacia”), and CombiMatrix Corporation, a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Acacia (“CombiMatrix”). Capitalized terms used in this Agreement shall have the meanings set forth in Section 1.01.

RECITALS

A.    The Acacia Board has determined that it is appropriate and desirable to distribute all outstanding shares of CombiMatrix Common Stock on a pro rata basis to the holders of CombiMatrix Tracking Stock.

B.    Subject to the terms and conditions contained herein, immediately prior to the Distribution, Acacia and the Acacia Subsidiaries will transfer the CombiMatrix Subsidiaries to CombiMatrix as more fully described in this Agreement (the “Contribution”).

C.    Acacia and CombiMatrix have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect the Contribution and the Distribution and certain other agreements that will govern certain matters relating to the Contribution and the Distribution and the relationship of Acacia, CombiMatrix and the respective members of the Acacia Group and the CombiMatrix Group following the Contribution and the Distribution.

AGREEMENT

Accordingly, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01    General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acacia” shall have the meaning set forth in the preamble.

“Acacia Assets” means the following:

(a)    all rights of any member of the Acacia Group under any Separation Agreement to which it is or becomes a party;

(b)    all Assets which are expressly allocated to any member of the Acacia Group pursuant to the Employee Matters Agreement or the Tax Allocation Agreement;

(c)    the following specifically enumerated Assets which immediately prior to the Time of Distribution are owned by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group), in each case whether or not such Assets are used in or relate to the Acacia Business or the CombiMatrix Business:

(i)    all Acacia Bank Accounts;

(ii)   all Acacia Cash;

(iii)   all Accounts Receivable other than CombiMatrix Accounts Receivable;

(iv)   all Inventories other than CombiMatrix Inventories;

(v)    all Securities;

(vi)   all Machinery and Equipment other than CombiMatrix Machinery and Equipment;

(vii)   all Real Property other than CombiMatrix Real Property;

(viii)   all Patents and Trademarks other than those set forth on Schedule 1.01(d);

(ix)     all rights in, and to the use of, the Acacia Marks, other than as provided for in Section 5.02;

(x)      all Policies and all rights, benefits and privileges thereunder and related thereto (including the right to receive any and all return premiums with respect thereto), other than rights with respect to Policies to the extent provided in Sections 5.01(b) and 5.01(c); and

(d)    all other Assets which immediately prior to the Time of Distribution are owned by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) that are not CombiMatrix Assets; and

(e)    all rights, causes of action and claims of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) to the extent relating to any asset described in clauses (a) through (d) above.

Anything contained herein to the contrary notwithstanding, assets described in paragraphs (b) and (c) of the definition of “CombiMatrix Assets” will not be included in Acacia Assets.

“Acacia Bank Accounts” means all bank accounts of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) immediately prior to the Time of Distribution, other than CombiMatrix Bank Accounts.

“Acacia Board” means the Board of Directors of Acacia or a duly authorized committee thereof.

“Acacia Business” means (a) the businesses and operations engaged in prior to the Time of Distribution by Persons comprising the Pre-Distribution Group (but with respect to each such Person who has ceased to be an Affiliate of Acacia or its predecessors, only businesses engaged in prior to the time that such Person comprising the Pre-Distribution Group ceased to be an Affiliate of Acacia or its predecessors) of acquiring, developing, licensing and enforcing patents rights, including (i) assisting patent holders in developing additional claims for their patents, (ii) assisting patent holders in protecting their patented inventions from unauthorized use, and (iii) generating revenue from the licensing of patents and, if necessary, enforcing patents; and (b) activities related primarily to the foregoing, other than any businesses, operations or activities included in the CombiMatrix Business.

“Acacia Cash” means all (i) cash (including cash in bank accounts), cash on hand, cash equivalents, funds, certificates of deposit, similar instruments and travelers checks held by Acacia or any of its Subsidiaries and Affiliates (including Persons comprising the CombiMatrix Group) immediately prior to the Time of Distribution and (ii) cash deposits held by third parties securing or otherwise collateralizing obligations of Acacia or any of its Subsidiaries or Affiliates (including Persons comprising CombiMatrix Group) immediately prior to the Time of Distribution, other than, in the case of each of the foregoing clauses (i) and (ii), CombiMatrix Cash.

“Acacia Expenses” means all out-of-pocket fees, costs and expenses of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) incurred prior to the Time of Distribution in connection with effecting the Contribution, the Distribution, the preparation, execution and delivery of the Separation Agreements and the consummation of the Contribution and the Distribution, other than CombiMatrix Expenses.

“Acacia Group” means Acacia and the Acacia Subsidiaries.

“Acacia Indemnitees” mean each member of the Acacia Group and each of their respective Representatives and Affiliates and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

“Acacia Liabilities” means the following:

(a)    all Liabilities of any member of the Acacia Group under any Separation Agreement to which it is or becomes a party;

(b)    all Liabilities for which any member of the Acacia Group is expressly made responsible pursuant to the Employee Matters Agreement or the Tax Allocation Agreement;

(c)    the specifically enumerated Liabilities of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) identified on Schedule 1.01(a), in each case whether or not such Liabilities relate to the Acacia Business, Acacia Assets, the CombiMatrix Business or CombiMatrix Assets:

(d)    all other Liabilities of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) in respect of operations engaged in prior to the Time of Distribution that are not CombiMatrix Liabilities.

Anything contained herein to the contrary notwithstanding, Liabilities described in paragraphs (b) and (c) of the definition of “CombiMatrix Liabilities” will not be included in Acacia Liabilities.

“Acacia Marks” means the names, trademarks, trade names, domain names and service marks “Acacia”, “Acacia Research Corporation”, Digital Media Technology”, “Digital Media” and “DMT” and all corporate symbols and logos related thereto and all names, trademarks, trade names, domain names and service marks which include the words “Acacia”, “Acacia Research Corporation”, “Digital Media Technology” and “DMT” or any derivatives thereof and any other name, mark or symbol of the Acacia Group, including, without limitation, names, marks or symbols connoting “Acacia” or “DMT” which constitute a formative thereof.

“Acacia Subsidiary” means each Subsidiary of Acacia other than CombiMatrix and the CombiMatrix Subsidiaries.

“Action” means, with respect to any Person, any actual or threatened or future action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any claims or other legal matters that have been or may be asserted by or against, or otherwise affect, such Person.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of the Separation Agreements, following the Time of Distribution, neither Acacia nor any Acacia Subsidiary shall be deemed to be an Affiliate of any member of the CombiMatrix Group and neither CombiMatrix nor any CombiMatrix Subsidiary shall be deemed to be an Affiliate of any member of the Acacia Group. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“American Stock Exchange” means the American Stock Exchange LLC.

“Asset/Liability Allocation Matter” shall have the meaning set forth in Section 2.01(b).

“Assigning Party” shall have the meaning set forth in Section 2.07.

“Business Day” means any day other than a Saturday, Sunday or other day when banks are authorized or required by law to be closed in California.

“Bylaws” means CombiMatrix’s amended Bylaws in the form attached hereto as Schedule 1.01(b).

“CBMX Tracking Stock” means Acacia Research-CombiMatrix Common Stock, par value $0.001 per share.

“Certificate of Incorporation” means CombiMatrix’s restated certificate of incorporation in the form attached hereto as Schedule 1.01(c).

“Claims Administration” means the processing of claims made under Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims.

“Claims Made Policies” shall have the meaning set forth in Section 5.01(b)(ii).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

“CombiMatrix” shall have the meaning set forth in the preamble.

“CombiMatrix Accounts Receivable” mean the Accounts Receivable set forth on the CombiMatrix Accounting Ledgers immediately prior to the Time of Distribution.

“CombiMatrix Assets” means the following:

(a)    all rights of any member of the CombiMatrix Group under any Separation Agreement to which it is or becomes a party;

(b)    all Assets which are expressly allocated to any member of the CombiMatrix Group pursuant to the Employee Matters Agreement or the Tax Allocation Agreement;

(c)    the following specifically enumerated Assets which immediately prior to the Time of Distribution are owned by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group):

(i)    the CombiMatrix Bank Accounts;

(ii)   the CombiMatrix Cash (subject to Section 2.04(b));

(iii)   the CombiMatrix Accounts Receivable;

(iv)   the CombiMatrix Inventories;

(v)    the CombiMatrix Machinery and Equipment;

(vi)   the CombiMatrix Real Property;

(vii)   the Patents and Trademarks set forth on Schedule 1.01(d);

(viii)   all assets identified in Schedule 1.01(d) as CombiMatrix’s;

(d)    the following Assets (other than those described in paragraphs (b) and (c) of the definition of “Acacia Assets”) which immediately prior to the Time of Distribution are owned by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) and which are used exclusively in or relate exclusively to the CombiMatrix Business, as the same shall exist as of such time:

(i)    Contracts;

(ii)   advances, performance and surety bonds, and interests as beneficiary under letters of credit and other similar instruments and all proceeds thereof;

(iii)   Permits;

(iv)   credits, prepayments and prepaid expenses;

(v)    claims, causes of action, rights under express or implied warranties, guarantees and indemnities and similar rights, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind (including the right to receive mail and other communications); and

(vi)   goodwill, going concern value and other intangible assets not otherwise included in clauses (a) through (q) of the definition of “Assets”;

(e)    the following Assets (other than those described in paragraphs (b) and (c) of the definition of “Acacia Assets”) which immediately prior to the Time of Distribution are owned by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) and which are used 75% or more in or relate 75% or more to the CombiMatrix Business, as the same shall exist as of such time:

(i)    Data and Records; and

(ii)   Trade Secrets; and

(f)    all rights, causes of action and claims of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) to the extent relating to any asset described in clauses (a) through (e) above.

Anything contained herein to the contrary notwithstanding, assets described in paragraphs (b) and (c) of the definition of “Acacia Assets” will not be included in CombiMatrix Assets.

“CombiMatrix Bank Accounts” means all bank accounts which are solely in the name of one or more members of the CombiMatrix Group immediately prior to the Time of Distribution.

“CombiMatrix Board” means the Board of Directors of CombiMatrix.

“CombiMatrix Business” means (a) the business and operations engaged in prior to the Time of Distribution by the members of the Pre-Distribution Group (but with respect to each such member who has ceased to be an Affiliate of Acacia or its predecessors, only businesses engaged in prior to the time that such member of the Pre-Distribution Group ceased to be an Affiliate of Acacia or its predecessors) of (i) developing and licensing products for use by academic and industrial researchers to develop various pharmaceutical, biotechnology and other applications and (ii) developing and licensing additional proprietary products that have, and can be used for, such diverse applications as drug target discovery and validations, genotyping, pathogen detection and/or agricultural analysis; and (b) activities related primarily to the foregoing.

“CombiMatrix Cash” means (i) the following to the extent set forth on the CombiMatrix Accounting Ledgers immediately prior to the Time of Distribution or located at Locations of the CombiMatrix Business at the Time of Distribution: cash in CombiMatrix Bank Accounts, cash on hand, cash equivalents, funds, certificates of deposits, similar instruments and travelers checks and (ii) cash deposits held by third parties securing or otherwise collateralizing obligations relating to the CombiMatrix Business immediately prior to the Time of Distribution.

“CombiMatrix Common Stock” means the common stock, par value $.00l per share, of CombiMatrix.

“CombiMatrix Expenses” means the following out-of-pocket fees, costs and expenses of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group), in each case, whether incurred and/or paid before, at or after the Time of Distribution: all out-of-pocket fees, costs and expenses of the transfer agent and registrar for the CombiMatrix Common Stock.

“CombiMatrix Financial Instruments” means those credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related to the CombiMatrix Business under which any member of the Acacia Group has any primary, secondary, contingent, joint, several or other Liability.

“CombiMatrix Group” means CombiMatrix and the CombiMatrix Subsidiaries.

“CombiMatrix Indemnitees” means each member of the CombiMatrix Group and each of their respective Representatives and Affiliates and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

“CombiMatrix Inventories” means the Inventories set forth on the CombiMatrix Accounting Ledgers immediately prior to Time of Distribution.

“CombiMatrix Liabilities” means the following:

(a)    all Liabilities of any Person comprising the CombiMatrix Group under any Separation Agreement to which it is or becomes a party;

(b)    all Liabilities for which any Person comprising the CombiMatrix Group is expressly made responsible pursuant to the Employee Matters Agreement or the Tax Allocation Agreement;

(c)    the specifically enumerated Liabilities of CombiMatrix or any of its Subsidiaries set forth on Schedule 1.01(e), in each case whether or not such Liabilities relate to the Acacia Business, Acacia Assets, the CombiMatrix Business or CombiMatrix Assets; and

(d)    all Liabilities (other than those described in paragraphs (b) and (c) of the definition of “Acacia Liabilities”) of Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) to the extent based upon, arising out of or relating to the CombiMatrix Assets or the CombiMatrix Business, including:

(i)    all Liabilities (including Liabilities arising out of any breaches or violations) to the extent relating to the CombiMatrix’s Business based upon, arising out of or relating to Contracts (whether or not such Contracts constitute CombiMatrix Assets) (including any primary, secondary, contingent or other obligations, such as under guaranties or indemnities, in respect of such Contracts); and

(ii)   the Actions set forth on Schedule 1.01(e).

Anything contained herein to the contrary notwithstanding, Liabilities described in paragraphs (b) and (c) of the definition of “Acacia Liabilities” will not be included in CombiMatrix Liabilities.

“CombiMatrix Machinery and Equipment” means the Machinery and Equipment set forth on the CombiMatrix Accounting Ledgers immediately prior to the Time of Distribution.

“CombiMatrix Real Property” means the Real Property set forth on Schedule 1.01(f)

“CombiMatrix Subsidiary” means each Person listed on Schedule 1.01(g).

“CombiMatrix/May 2003 Warrant” shall have the meaning set forth in Section 5.03(a).

“CombiMatrix/Piper 2005 Warrant” shall have the meaning set forth in Section 5.03(b).

“CombiMatrix/Oppenheimer Warrant” shall have the meaning set forth in Section 5.03(c).

“Commission” means the Securities and Exchange Commission.

“Consents” means consents, approvals, waivers, clearances, exemptions, allowances, novations, authorizations, filings, registrations and notifications.

“Contracts” means all agreements, personal property leases, contracts (including employee contracts), licenses, memoranda of understanding, letters of intent, sales orders, purchase orders, open bids and other commitments, including in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder, but excluding real property leases.

“Contribution” shall have the meaning set forth in the recitals.

“Conveyance Instruments” means, collectively, the various agreements, stock powers, certificates of title, instruments of conveyance and assignment, and other instruments and documents to be entered into to effect the transfer of Subsidiaries contemplated by the transactions described in Sections 2.01(b) and (c).

“Data and Records” means financial, accounting, corporate, operating, design, manufacturing, test and other data and records (in each case, in whatever form or medium, including electronic media), including books, records, notes, sales and sales promotional material and data, advertising materials, credit information, cost and pricing information, customer, supplier and agent lists, other records pertaining to customers, business plans, reference catalogs, payroll and personnel records and procedures, blue-prints, research and development files, data and laboratory books, sales order files, litigation files, minute books, stock ledgers, stock transfer records and other similar data and records.

“Dispute” shall have the meaning set forth in Section 7.05.

“Distribution” means the distribution, on the basis provided for in Section 3.01, to the holders of CBMX Tracking Stock of the shares of CombiMatrix Common Stock owned by Acacia on the Distribution Date.

“Distribution Agent” means the distribution agent selected by Acacia to distribute CombiMatrix Common Stock in connection with the Distribution.

“Distribution Date” means the date determined by the Acacia Board in accordance with Section 3.01 as the date as of which the Distribution will be effected.

“Employee Matters Agreement” means the Employee Matters Agreement dated as of the date hereof entered into prior to the Time of Distribution by and between Acacia and CombiMatrix.

“Former Business” means any corporation, partnership, entity, division, business unit, business, assets, plants, product line, operations or contract (including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) by any member of the Pre-Distribution Group or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated (in whole or in part) by any member of the Pre-Distribution Group.

“Governmental Entity” means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, federal, state, local, domestic, foreign or international.

“Group” means the Acacia Group or the CombiMatrix Group, as applicable.

“Indemnifiable Losses” means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; out-of-pocket expenses and reasonable attorneys’, accountants’ and other experts’ fees and expenses reasonably incurred in investigating, preparing for or defending against any such Actions or in asserting, preserving or enforcing an Indemnitee’s rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions).

“Indemnifying Party” shall have the meaning set forth in Section 4.04(a).

“Indemnitee” means any of the Acacia Indemnitees or the CombiMatrix Indemnitees who or which is entitled to seek indemnification under this Agreement.

“Indemnity Reduction Amounts” shall have the meaning set forth in Section 4.04(a).

“Information” means all records, books, contracts, instruments, computer data and other data and information (in each case, in whatever form or medium, including electronic media).

“Insurance Proceeds” means monies (a) received by an insured from an insurance carrier, (b) paid by an insurance carrier on behalf of an insured or (c) received from any third party in the nature of insurance, contribution or indemnification in respect of any Liability.

“Liabilities” means any and all claims, debts, liabilities, commitments and obligations of whatever nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto and those claims, debts, liabilities, commitments and obligations:

(a)    based upon, arising out of or relating to any law, statute, rule, regulation, judgment, order, decision or consent decree of any Governmental Entity or any noncompliance therewith or breach or violation of any thereof;

(b)    in respect of accounts payable;

(c)    in respect of outstanding checks;

(d)    based upon, arising out of or relating to workers’ compensation, automobile liability, general liability, product liability, intellectual property liability and other claims and matters (whether direct or for indemnification of any Person or otherwise, and whether insured or uninsured);

(e)    based upon, arising out of or relating to Actions or any award of any arbitrator of any kind;

(f)    in respect of salary, bonuses, incentive payments, severance payments and other compensation payments and all Taxes and withholdings related thereto;

(g)    in respect of employee welfare and fringe benefits (including claims for medical and disability benefits);

(h)    based upon, arising out of or relating to environmental matters (including the presence, release or threatened release of hazardous materials or any other environmental conditions or the violation of any environmental laws), including all removal, remediation and cleanup costs, investigatory costs, settlement costs, governmental response costs, natural resources damages, property damages, personal injury damages and all other costs and damages;

(i)    based upon, arising out of or relating to Contracts;

(j)    based upon, arising out of or relating to torts (whether based on negligence, strict liability or otherwise) or infringements; and

(k)    in respect of products and services, including warranty liabilities, deferred revenues, product liability claims and liabilities in respect of the return, repair or replacement of products.

“Liability Allocation Matter” shall have the meaning set forth in Section 2.01(b).

“Lien” means any lien, security interest, pledge, mortgage, charge, restriction, retention of title agreement or other encumbrance of whatever nature.

“Machinery and Equipment” means machinery, equipment, tooling, vehicles, furniture and fixtures (other than real property fixtures), leasehold improvements, repair parts, tools, plant, laboratory and office equipment and supplies, computer hardware and software, computer networking equipment, engineering and design equipment, test equipment and other tangible personal property (other than tangible personal property included in other categories of assets in the definition of “Assets”), together with any rights or claims arising out of maintenance or service contracts relating thereto or the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof.

“Occurrence Basis Policies” shall have the meaning set forth in Section 5.01(b)(i).

“Oppenheimer Warrant” means any warrant issued in Acacia’s registered direct offering in December 2006 in which Oppenheimer & Co. Inc. acted as the placement agent.

“Permits” means licenses, permits, authorizations, Consents, certificates, registrations, variances, franchises and other approvals from any Governmental Entity, including those relating to environmental matters.

“Person” means any individual, partnership, joint venture, corporation, limited liability entity, trust, unincorporated organization or other entity (including a Governmental Entity).

“May 2003 Warrant” means any warrant issued in Acacia’s May 2003 private placement transaction.

“Piper 2005 Warrant” means any warrant issued in Acacia’s registered direct offering in September 2005 in which Piper Jaffrey & Co. acted as the placement agent.

“Policies” means all insurance policies, insurance contracts and claim administration contracts of any kind of Acacia and its Subsidiaries (including Persons comprising the CombiMatrix Group) and their predecessors which were or are in effect at any time at or prior to the Time of Distribution (other than insurance policies, insurance contracts and claim administration contracts established in contemplation of the Distribution to cover only CombiMatrix and its Subsidiaries after the Time of Distribution), including primary, excess and umbrella, commercial general liability, fiduciary liability, product liability, automobile, aircraft, property and casualty, business interruption, directors and officers liability, employment practices liability, workers’ compensation, crime, errors and omissions, special accident, cargo and employee dishonesty insurance policies and captive insurance company arrangements, together with all rights, benefits and privileges thereunder.

“Pre-Distribution Group” means (a) each of Acacia, the Subsidiaries of Acacia existing immediately prior to the Time of Distribution (including Persons comprising the CombiMatrix Group) and Persons that have ceased to be Subsidiaries of Acacia prior to the Time of Distribution, (b) each of the predecessors of each of the foregoing and (c) each of the Persons that have ceased to be Subsidiaries and other Affiliates of each of the foregoing and their predecessors prior to the Time of Distribution.

“Privileged Information” means, with respect to a Group, Information regarding a member of such Group, or any of its operations, employees, assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group has or may come into possession of or has obtained or may obtain access to pursuant to this Agreement or otherwise.

“Real Property” means real property (including land, plants, buildings, real property fixtures and improvements) and real property interests (including real property leases, easements and rights of way, occupancy or use).

“Recipient Party” shall have the meaning set forth in Section 2.08.

“Record Date” means the close of business on the forty-fifth (45th) Trading Day following the effective date of the Registration Statement.

“Representative” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

“Registration Statement” means the registration statement on Form S-1 filed by CombiMatrix with the Commission to effect the registration of the CombiMatrix Common Stock pursuant to the Securities Act, including all amendments thereto filed by CombiMatrix with the Commission prior to the Time of Distribution.

“Securities” means all short-term and long-term investments, banker’s acceptances, shares of stock, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, puts, calls, straddles, options, investment contracts, voting trusts and certificates and other securities of any kind (other than ownership interests in Subsidiaries).

“Securities Act” means the Securities Act of 1933, as amended.

“Separation Agreements” means, collectively, this Agreement, the Employee Matters Agreement, the Tax Allocation Agreement, the Conveyance Instruments, and any other agreement entered into between Acacia and CombiMatrix in connection with the Contribution and the Distribution.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any Subsidiaries of such Person controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body. Notwithstanding the foregoing, the term “Subsidiary” shall also mean, with respect to CombiMatrix, the following entities: (i) Leuchemix, a California corporation, and (ii) CombiMatrix K.K., a Japanese corporation.

“Tax” and “Taxes” shall have the meaning set forth in the Tax Allocation Agreement.

“Tax Allocation Agreement” means the Tax Allocation Agreement dated as of the date hereof entered into prior to the Time of Distribution by and between Acacia and CombiMatrix.

“Third Party Claim” shall have the meaning set forth in Section 4.05(a).

“Time of Distribution” means the close of business on the Distribution Date.

“Trade Secrets” means (a) trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, mask works, semiconductor chip topographies, software and specifications and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act); (b) computer and electronic data processing programs and software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; and (c) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media).

“Trading Day” shall have the meaning as set forth in Acacia’s Amended and Restated Certificate of Incorporation.

ARTICLE II
THE CONTRIBUTION

Section 2.01    Intercorporate Reorganization.

(a)    Prior to the Time of Distribution, Acacia and CombiMatrix will take all actions necessary to increase the outstanding shares of CombiMatrix Common Stock so that, immediately prior to the Distribution, Acacia will hold a number of shares of CombiMatrix Common Stock (rounded down to the nearest whole share) equal to the aggregate number of shares of CombiMatrix Tracking Stock (excluding treasury shares held by Acacia) issued and outstanding as of the Record Date.

(b)    As of the Time of Distribution

(i)    Acacia and each Acacia Subsidiary shall convey, assign and transfer, or cause to be conveyed, assigned and transferred, to CombiMatrix any and all right, title and interest of Acacia and each of the Acacia Subsidiaries in the CombiMatrix Subsidiaries;

(ii)   CombiMatrix and the CombiMatrix Subsidiaries shall not have any right, title or interest in or to any Acacia Subsidiary or Acacia Asset;

(iii)   Acacia shall unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all Liabilities of CombiMatrix and the CombiMatrix Subsidiaries that are Acacia Liabilities; and

(iv)    CombiMatrix shall unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all Liabilities of Acacia and the Acacia Subsidiaries that are CombiMatrix Liabilities.

If at any time or from time to time (whether at or after the Time of Distribution) any member of the Acacia Group shall receive or otherwise possess any CombiMatrix Asset or interest in a CombiMatrix Subsidiary, such member will promptly convey, assign and transfer, or cause to be conveyed, assigned and transferred, such CombiMatrix Asset or interest in a CombiMatrix Subsidiary to CombiMatrix. If at any time or from time to time (whether at or after the Time of Distribution) any member of the CombiMatrix Group shall receive or otherwise possess any Acacia Asset or interest in an Acacia Subsidiary, such member will promptly convey, assign and transfer, or cause to be conveyed, assigned and transferred, such Acacia Asset or interest in an Acacia Subsidiary to Acacia. Prior to any such transfer, the Person receiving or possessing such Asset or interest in a Subsidiary will hold such Asset or interest in a Subsidiary in trust for the benefit of the Person entitled thereto (at the expense of the Person entitled thereto).

If at any time or from time to time (whether at or after the Time of Distribution) either Acacia or CombiMatrix determines that the other party (or any member of such other party’s respective Group) shall not have unconditionally assumed any Liabilities that are allocated to such other party (or a member of such other party’s respective Group) pursuant to this Agreement, the Employee Matters Agreement or the Tax Allocation Agreement, such other party will promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such actions as the requesting party may reasonably request to unconditionally assume, or cause to be unconditionally assumed, such Liabilities.

Solely for purposes of implementing the terms of this Agreement, during the period beginning on the date of this Agreement and ending twelve months after the Distribution Date, Acacia and CombiMatrix agree to discuss the allocation of any Asset or Liability of Acacia and its Subsidiaries (including Persons comprising the CombiMatrix Group) that either of them reasonably believes should be or should have been allocated differently than pursuant to the terms of this Agreement (an “Asset/Liability Allocation Matter”). The Acacia Chief Executive Officer will designate an employee of Acacia and the CombiMatrix Chief Executive Officer will designate an employee of CombiMatrix who will discuss an appropriate resolution of any Asset/Liability Allocation Matter. If within thirty days of the receipt of the notification of an Asset/Liability Allocation Matter by either Acacia or CombiMatrix pursuant to this paragraph, or such other time as Acacia and CombiMatrix may agree, the designees have not reached a mutually acceptable resolution of the Asset/Liability Allocation Matter, the matter will be referred for discussion to the Acacia Chief Executive Officer and the CombiMatrix Chief Executive Officer. Should a mutually acceptable resolution of the Asset/Liability Allocation Matter not be reached within thirty days following the referral to them, the terms and conditions of this Agreement shall remain in full force and effect, unamended, unmodified and unsupplemented. In no event shall the terms and conditions of this Agreement be amended, modified or supplemented other than in accordance with the provisions of Section 7.07. Nothing in this paragraph shall affect the right of any party to resort to the dispute resolution provisions of Section 7.05 in respect of any dispute, claim or controversy arising out of an alleged breach of any provision of this Agreement.

(c)    Acacia will take, or cause to be taken, the actions described on Schedule 2.01(c) in connection with the operation of the Acacia Business.

(d)    In connection with the transfers of Subsidiaries and the assumptions of Liabilities contemplated by subsections (b) and (c) of this Section 2.01, Acacia and CombiMatrix will execute or cause to be executed by the appropriate entities the Conveyance Instruments. The transfer of capital stock contemplated by such subsections will be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

(e)    Each of Acacia (on behalf of itself and each other member of the Acacia Group) and CombiMatrix (on behalf of itself and each other member of the CombiMatrix Group) understands and agrees that, except as expressly set forth in any Separation Agreement or any other agreement or document contemplated by any Separation Agreement, no party to any Separation Agreement, or any other agreement or document contemplated by any Separation Agreement either has or is, in such agreement or otherwise, representing or warranting in any way as to Assets, Subsidiaries, businesses or Liabilities retained, conveyed, assigned, transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection with the transactions contemplated by the Separation Agreements, as to the value or freedom from any Lien of, or any other matter concerning any Assets, Liabilities or Subsidiaries of, such party, or as to the absence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other Assets or Subsidiaries of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder or thereunder to convey title to any Asset or Subsidiary or thing of value upon the execution, delivery or filing thereof. Except as may expressly be set forth in any Separation Agreement, all Assets and Subsidiaries being transferred or retained as contemplated by any Separation Agreement are being transferred, or are being retained, on an “as is”, “where is” basis and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient or that the title to any Asset or Subsidiary shall be other than good and marketable and free and clear of any Lien.

(f)    It is the intention of the parties that payments made by the parties to each other after the Time of Distribution pursuant to this Agreement, the Employee Matters Agreement or the Tax Allocation Agreement are to be treated as relating back to the transactions occurring prior to the Time of Distribution pursuant to this Section 2.01 as an adjustment to the transfers of Assets, Subsidiaries and Liabilities contemplated by this Section 2.01, and Acacia and CombiMatrix will, and will cause the Acacia Subsidiaries and the CombiMatrix Subsidiaries, respectively, to, take positions consistent with such intention with any Tax authority, unless with respect to any payment any party receives an opinion of counsel reasonably acceptable to the other party to the effect that there is no substantial authority for such a position.

Section 2.02    Financial Instruments.

(a)    CombiMatrix will (from and after the Time of Distribution, at its expense) take or cause to be taken all actions, and enter into (or cause the CombiMatrix Subsidiaries to enter into) such agreements and arrangements, as shall be necessary to effect the release of and substitution for each member of the Acacia Group, effective as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities in respect of CombiMatrix Financial Instruments (it being understood that all Liabilities in respect of CombiMatrix Financial Instruments are CombiMatrix Liabilities).

(b)    CombiMatrix’s obligations under Section 2.02(a) will continue to be applicable to all CombiMatrix Financial Instruments identified at any time by Acacia, whether before, at or after the Time of Distribution.

Section 2.03    Intercompany Accounts and Arrangements.

(a)    Elimination of Intercompany Accounts.

(i)    Except as set forth in Section 2.03(a)(ii) or on Schedule 2.03(a), Acacia, on behalf of itself and each other member of the Acacia Group, on the one hand, and CombiMatrix, on behalf of itself and each other member of the CombiMatrix Group, on the other hand, hereby settle and eliminate, by cancellation or transfer to a member of the other Group (whether to cancel or transfer and the manner thereof will be determined by Acacia), effective as of the Time of Distribution, all intercompany receivables, payables and other balances (including intercompany cash management balances) existing immediately prior to the Time of Distribution between Acacia and/or any Acacia Subsidiary, on the one hand, and CombiMatrix and/or any CombiMatrix Subsidiary, on the other hand.

(ii)    The provisions of Section 2.03(a)(i) will not apply to any intercompany receivables, payables and other balances arising under any Separation Agreement, including those arising under Section 2.04 or incurred in connection with the payment by any party of any expenses which are required to be paid or reimbursed by the other party pursuant to Section 4.08.

(b)    Intercompany Agreements.

(i)    Except as set forth in Section 2.03(b)(ii), in furtherance of the releases and other provisions of Section 4.01, CombiMatrix, on behalf of itself and each other member of the CombiMatrix Group, and Acacia, on behalf of itself and each other member of the Acacia Group, hereby terminate any and all agreements, arrangements, commitments or understandings in existence as of the Time of Distribution, whether or not in writing, between or among CombiMatrix and/or any CombiMatrix Subsidiary, on the one hand, and Acacia and/or any Acacia Subsidiary, on the other hand. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Time of Distribution.

(ii)   The provisions of Section 2.03(b)(i) will not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (A) the Separation Agreements and each other agreement, instrument or document expressly contemplated by any Separation Agreement to be entered into by any party hereto or any of the members of their respective Groups; (B) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.03(b); (C) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; and (D) any other agreements, arrangements, commitments or understandings that any Separation Agreement expressly contemplates will survive the Time of Distribution.

(c)    Funding of Outstanding Checks.

(i)    CombiMatrix or a CombiMatrix Subsidiary will fund all amounts in respect of checks that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in CombiMatrix Bank Accounts.

(ii)   Acacia or an Acacia Subsidiary will fund all amounts in respect of checks that are outstanding immediately prior to the Time of Distribution and presented for payment at or after the Time of Distribution in Acacia Bank Accounts.

(iii)   The provisions of this Section 2.04(c) with respect to funding of outstanding checks will not affect in any way, and will be subject to, all other provisions of this Agreement providing for the reimbursement of any amounts or the allocation of any Liabilities, including Section 4.08.

(d)    Payments.

(i)    CombiMatrix will, and will cause the CombiMatrix Subsidiaries to, forward to Acacia (for the account of Acacia or the applicable Acacia Subsidiary) any payments in respect of accounts receivable constituting Acacia Assets received by CombiMatrix or any of the CombiMatrix Subsidiaries after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise, by the first Business Day of the week after the week during which such payment is received. Such amounts will be forwarded by wire transfer (to an Acacia’s bank account designated in writing by Acacia) in the case of payments received within thirty days after the Time of Distribution and by check in the case of payments received thereafter.

(ii)    Acacia will, and will cause the Acacia Subsidiaries to, forward to CombiMatrix (for the account of CombiMatrix or the applicable CombiMatrix Subsidiary) any payments in respect of accounts receivable constituting CombiMatrix Assets received by Acacia or any of the Acacia Subsidiaries after the Time of Distribution, whether received in lock boxes, via wire transfer or otherwise, by the first business day of the week after the week during which such payment is received. Such amounts will be forwarded by wire transfer (to a CombiMatrix’s bank account designated in writing by CombiMatrix) in the case of payments received within thirty days after the Time of Distribution and by check in the case of payments received thereafter.

Section 2.04    The CombiMatrix Board. Prior to the Time of Distribution, CombiMatrix and Acacia will take all actions which may be required to elect or otherwise appoint as directors of CombiMatrix the persons named on Schedule 2.04 to constitute the board of directors of CombiMatrix at the Time of Distribution.

Section 2.05    Resignations, Transfer of Stock Held as Nominee.

(a)    Acacia will cause all of its employees and directors and all of the employees and directors of each other member of the Acacia Group to resign, effective not later than the Time of Distribution, from all boards of directors or similar governing bodies of CombiMatrix or any other member of the CombiMatrix Group on which they serve, and from all positions as officers of CombiMatrix or any other member of the CombiMatrix Group in which they serve, except as otherwise specified on Schedule 2.05. CombiMatrix will cause all of its employees and directors and all of the employees and directors of each other member of the CombiMatrix Group to resign, effective not later than the Time of Distribution, from all boards of directors or similar governing bodies of Acacia or any other member of the Acacia Group on which they serve, and from all positions as officers of Acacia or any other member of the Acacia Group in which they serve, except as otherwise specified on Schedule 2.05.

(b)    Acacia will cause each of its employees, and each of the employees of the other members of the Acacia Group, who holds stock or similar evidence of ownership of any CombiMatrix Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by CombiMatrix to be such nominee as of and after the Time of Distribution. CombiMatrix will cause each of its employees, and each of the employees of the other members of the CombiMatrix Group, who holds stock or similar evidence of ownership of any Acacia Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by Acacia to be such nominee as of and after the Time of Distribution.

(c)    Acacia will cause each of its employees and each of the employees of the other members of the Acacia Group to revoke or withdraw their express written authority, if any, to act on behalf of any CombiMatrix Group entity as an agent or representative therefor after the Time of Distribution. CombiMatrix will cause each of its employees and each of the employees of the other members of the CombiMatrix Group to revoke or withdraw their express written authority, if any, to act on behalf of any Acacia Group entity as an agent or representative therefor after the Time of Distribution.

Section 2.06    CombiMatrix Certificate of Incorporation and Bylaws. Prior to the Time of Distribution, (a) the CombiMatrix Board will (i) approve the Certificate of Incorporation and will cause the same to be filed with the Secretary of State of the State of Delaware and (ii) adopt the Bylaws, and (b) Acacia, as sole shareholder of CombiMatrix, will approve the Certificate of Incorporation.

Section 2.07    Consents. Prior to and after the Distribution Date, Acacia and CombiMatrix will, and will cause the Acacia Subsidiaries and the CombiMatrix Subsidiaries, respectively, to, use their commercially reasonable efforts (as requested by the other party) to obtain, or to cause to be obtained, all Consents necessary for the transfer of all Assets, Subsidiaries and Liabilities contemplated to be transferred pursuant to this Article II; provided, however, that none of Acacia (or any of the Acacia Subsidiaries) or CombiMatrix (or any of the CombiMatrix Subsidiaries) shall be obligated to pay any consideration or offer or grant any financial accommodation in connection therewith. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit if an assignment or attempted assignment of the same without the Consent of any other party or parties thereto or other required Consent would constitute a breach thereof or of any applicable law or in any way impair the rights of any member of the Acacia Group or the CombiMatrix Group thereunder. If any such Consent is not obtained or if an attempted assignment would be ineffective or would impair any rights of any member of either

Group under any such Contract or Permit so that the contemplated assignee hereunder (the “Recipient Party”) would not receive all such rights, then after the Time of Distribution (x) the party contemplated hereunder to assign such Contract or Permit (the “Assigning Party”) will use commercially reasonable efforts (it being understood that such efforts shall not include any requirement of the Assigning Party to pay any consideration or offer or grant any financial accommodation) to provide or cause to be provided to the Recipient Party the benefits of any such Contract or Permit and the Assigning Party will promptly pay or cause to be paid to the Recipient Party when received all moneys and properties received by the Assigning Party with respect to any such Contract or Permit and (y) the Recipient Party will pay, perform and discharge on behalf of the Assigning Party all of the Assigning Party’s Liabilities thereunder in a timely manner and in accordance with the terms thereof. If and when such Consents are obtained, the transfer of the applicable Contract or Permit shall be effected as promptly following the Time of Distribution as shall be practicable in accordance with the terms of this Agreement. To the extent that any transfers and assumptions contemplated by this Article II shall not have been consummated on or prior to the Time of Distribution, the parties shall cooperate to effect such transfers as promptly following the Time of Distribution as shall be practicable, it nonetheless being agreed and understood by the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article II to be consummated prior to the Time of Distribution.

ARTICLE III
THE DISTRIBUTION

Section 3.01    The Distribution.

(a)    Subject to Section 3.04, prior to the Time of Distribution, Acacia will deliver to the Distribution Agent, for the benefit of holders of record of CombiMatrix Tracking Stock as of the Record Date, a number of shares of CombiMatrix Common Stock (rounded down to the nearest whole share) equal to the number of shares of CombiMatrix Tracking Stock issued and outstanding as of the Record Date (excluding treasury shares held by Acacia), and Acacia will instruct the Distribution Agent to make book-entry credits on the Distribution Date or as soon thereafter as practicable for each holder of record of CombiMatrix Tracking Stock as of the Record Date, or the designated transferee or transferees of such holder, for a number of shares of CombiMatrix Common Stock (rounded down to the nearest whole share) equal to the number of shares of CombiMatrix Tracking Stock so held by such holder of record as of the Record Date (excluding treasury shares held by Acacia). The Distribution will be effective as of the Time of Distribution.

(b)    Acacia and CombiMatrix each will provide to the Distribution Agent all information (including information necessary to make appropriate book-entry credits) and share certificates, in each case, as may be required in order to complete the Distribution on the basis of one share of CombiMatrix Common Stock for every one share of CombiMatrix Tracking Stock (excluding treasury shares held by Acacia).

Section 3.02    Fractional Shares. Anything contained herein to the contrary notwithstanding, no fractional shares of CombiMatrix Common Stock will be distributed to holders of CombiMatrix Tracking Stock in the Distribution. Holders that are otherwise entitled to receive less than one whole share of CombiMatrix Common Stock in the Distribution will receive cash in lieu of such fractional share as contemplated hereby. As soon as practicable after the Distribution Date, Acacia will direct the Distribution Agent to determine in accordance with its customary practice the number of fractional shares of CombiMatrix Common Stock otherwise allocable to holders of record or beneficial owners of CombiMatrix Tracking Stock as of the Record Date, to aggregate all such fractional shares and sell as soon as practicable the whole shares obtained by aggregating such fractional shares either in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder’s or owner’s ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Acacia will direct the Distribution Agent to seek to aggregate the shares of CombiMatrix Tracking Stock that may be held by any such beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

Section 3.03    Cooperation Prior to the Distribution. Prior to the Distribution:

(a)    Acacia and CombiMatrix will prepare the Registration Statement which will include appropriate disclosure concerning CombiMatrix, its business, operations and management, the Contribution, the Distribution and such other matters as Acacia and CombiMatrix may determine and as may be required by law. Acacia and CombiMatrix will prepare, and CombiMatrix will file with the Commission, the Registration Statement. CombiMatrix will use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable following the filing thereof. Promptly after effectiveness of the Registration Statement and prior to the Distribution, Acacia will mail to the holders of CombiMatrix Tracking Stock the Registration Statement.

(b)    Acacia and CombiMatrix will cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Employee Matters Agreement.

(c)    Acacia and CombiMatrix will take all such action as may be necessary or appropriate under the securities or “blue sky” laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivisions thereof in connection with the transactions contemplated by this Agreement.

(d)    Acacia and CombiMatrix will cause to be prepared, and CombiMatrix will file and use its commercially reasonable efforts to have approved, an application for the listing on the American Stock Exchange or another exchange approved by each of Acacia and CombiMatrix of the CombiMatrix Common Stock to be distributed in the Distribution.

Section 3.04    Acacia Board Action Conditions to the Distribution. The Acacia Board will in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event will the Distribution occur prior to such time as each of the following conditions shall have been satisfied or shall have been waived by the Acacia Board in accordance with Section 3.05:

(a)    the Acacia Board shall be reasonably satisfied that (i) Acacia will have sufficient surplus under Section 170 of the Delaware General Corporation Law to permit the Distribution and (ii) after giving effect to the Contribution and the Distribution, each of Acacia and CombiMatrix will not be insolvent and will not have unreasonably small capital with which to engage in its respective businesses;

(b)    the Acacia Board shall have given final approval of the Distribution;

(c)    the Acacia Board shall have received a favorable opinion issued by Greenberg Traurig LLP confirming that the Distribution should qualify as a tax-free reorganization within the meaning of Section 368(a)(i)(d) of the Code;

(d)    the Acacia Board shall have received a favorable private letter ruling issued by the Internal Revenue Service confirming that the Distribution will qualify as a tax-free reorganization within the meaning of Section 368(a)(i)(d) of the Code;

(e)    all material Consents which are required to effect the Contribution and the Distribution shall have been obtained and shall be in full force and effect;

(f)    the Registration Statement shall have become effective under the Securities Act;

(g)    the Certificate of Incorporation and the Bylaws each shall have been adopted and be in effect;

(h)    the transactions contemplated by Section 2.01, and Section 2.03(a) shall have been consummated in all material respects;

(i)    Acacia and CombiMatrix shall have entered into each of the Separation Agreements to which they are parties and each such agreement shall be in full force and effect;

(j)    no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Contribution or the Distribution shall be in effect;

(k)    no suit, action or proceeding by or before any court of competent jurisdiction or other Governmental Entity shall have been commenced and be pending to restrain or challenge the Contribution or Distribution, and no inquiry shall have been received that in the reasonable judgment of the Acacia Board may lead to such a suit, action or proceeding; and provided, that the satisfaction of such conditions will not create any obligation on the part of Acacia to effect or seek to effect the Contribution or the Distribution or in any way limit Acacia’s right to terminate this Agreement set forth in Section 7.13 or alter the consequences of any such termination from those specified in Section 7.13.

Section 3.05    Waiver of Conditions. Any or all of the conditions set forth in Section 3.04 may be waived, in whole or in part, in the sole discretion of the Acacia Board. The conditions set forth in Section 3.04 are for the sole benefit of Acacia and shall not give rise to or create any duty on the part of Acacia or the Acacia Board to waive or not waive any such conditions.

ARTICLE IV
MUTUAL RELEASE; INDEMNIFICATION; EXPENSES

Section 4.01    Mutual Release. Effective as of the Time of Distribution and except as otherwise specifically set forth in the Separation Agreements, each of Acacia, on behalf of itself and each other member of the Acacia Group, on the one hand, and CombiMatrix, on behalf of itself and each other member of the CombiMatrix Group, on the other hand, hereby releases and forever discharges the other party and its Subsidiaries, and its and their respective officers, directors, agents, record and beneficial security holders (including trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in each case, in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had or ever will have, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing at or prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to (i) any Liabilities or other obligations (including Liabilities with respect to payment, reimbursement, indemnification or contribution) under the Separation Agreements or assumed, transferred, assigned, allocated or arising under any of the Separation Agreements (including any Liability that the parties may have with respect to payment, performance, reimbursement, indemnification or contribution pursuant to any Separation Agreement for claims brought against the parties by third Persons or any Indemnitee), and the foregoing release will not affect any party’s right to enforce the Separation Agreements or Financing Agreements in accordance with their terms or (ii) any Liability arising from or relating to any agreement, arrangement, commitment or undertaking described in Section 2.02(b)(ii), or (iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided, that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any member of the other Group with respect to any Liability to the extent such member of the other Group would be released with respect to such Liability by this Section 4.01 but for this clause (iii)).

Each of Acacia and CombiMatrix acknowledges that it has been advised by its legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware of such Code section, each of Acacia, on behalf of itself and each of the Acacia Subsidiaries, and CombiMatrix, on behalf of itself and each of the CombiMatrix Subsidiaries, hereby expressly waives any rights it may have under California Civil Code Section 1542, as well as any other statutes or common law principles of similar effect.

Section 4.02    Indemnification by Acacia. Subject to the provisions of this Article IV, Acacia shall indemnify, defend and hold harmless the CombiMatrix Indemnitees from and against, and pay or reimburse, as the case may be, the CombiMatrix Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any CombiMatrix Indemnitee to the extent based upon, arising out of or relating to the following:

(a)    the Acacia Liabilities (including the failure by Acacia or any other member of the Acacia Group to pay, perform or otherwise discharge the Acacia Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

(b)    the breach by any member of the Acacia Group of any agreement or covenant contained in a Separation Agreement which does not by its express terms expire at the Time of Distribution; and

(c)    the enforcement by the CombiMatrix Indemnitees of their rights to be indemnified, defended and held harmless under this Section 4.02.

Section 4.03    Indemnification by CombiMatrix. Subject to the provisions of this Article IV, CombiMatrix shall indemnify, defend and hold harmless the Acacia Indemnitees from and against, and pay or reimburse, as the case may be, the Acacia Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Acacia Indemnitee to the extent based upon, arising out of or relating to the following:

(a)    the CombiMatrix Liabilities (including the failure by CombiMatrix or any other member of the CombiMatrix Group to pay, perform or otherwise discharge the CombiMatrix Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution;

(b)    any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case with respect to information relating to the Acacia Group provided by Acacia expressly for use in the Registration Statement;

(c)    the breach by any member of the CombiMatrix Group of any agreement or covenant contained in a Separation Agreement which does not by its express terms expire at the Time of Distribution; the use by members of the CombiMatrix Group of any names, trademarks, trade names, domain names, service marks or corporate symbols or logos pursuant to Section 5.02; and the enforcement by the Acacia Indemnitees of their rights to be indemnified, defended and held harmless under this Section 4.03.

Section 4.04    Limitations on Indemnification Obligations.

(a)    The amount which any party (an “Indemnifying Party”) is or may be required to pay to an Indemnitee in respect of Indemnifiable Losses or other Liability for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including Insurance Proceeds actually received) by or on behalf of such Indemnitee (net of increased insurance premiums and charges related directly and solely to the related Indemnifiable Losses and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts) in respect of such Indemnifiable Losses or other Liability (such net amounts are referred to herein as “Indemnity Reduction Amounts”). If any Indemnitee receives any Indemnity Reduction Amounts in respect of an Indemnifiable Loss for which indemnification is provided under this Agreement after the full amount of such Indemnifiable Loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnifiable Loss and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnifiable Loss, then the Indemnitee shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such Indemnifiable Loss, less (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

(b)    In determining the amount of any Indemnifiable Losses, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of such Indemnifiable Losses and (ii) increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnitee as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Indemnifiable Losses. It is the intention of the parties that indemnity payments made pursuant to this Agreement are to be treated as relating back to the Distribution as an adjustment to capital (i.e., capital contribution or distribution), and the parties shall not take any position inconsistent with such intention before any Tax Authority (as defined in the Tax Allocation Agreement), except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

Section 4.05  Procedures Relating to Indemnification.

(a)    If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a “Third Party Claim”), such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee will deliver to the Indemnifying Party, promptly after the Indemnitee’s receipt thereof, copies of all material notices and documents (including court papers) received or transmitted by the Indemnitee relating to the Third Party Claim.

(b)    If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in or to assume the defense thereof (in either case, at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee.

If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if in the Indemnitee’s reasonable judgment a conflict of interest exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitee will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnitees similarly situated) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all material developments relating to or in connection with such Third Party Claim (including providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the parties hereto will cooperate in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party), which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)    No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee’s prior written consent (which consent will not be unreasonably withheld); provided, that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Indemnifiable Losses in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee and its Affiliates completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates or (y) that, in the reasonable opinion of the Indemnitee, would otherwise materially adversely affect the Indemnitee or any of its Affiliates. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent will not be unreasonably withheld).

(d)    Any claim on account of Indemnifiable Losses which does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure.

(e)    In the event of payment in full by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

Section 4.06    Remedies Cumulative. Subject to the provisions of Section 7.05, the remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

Section 4.07    Indemnification Under Tax Allocation Agreement. Notwithstanding anything in this Agreement to the contrary, indemnification in respect of Tax matters will be governed exclusively by the Tax Allocation Agreement.

Section 4.08    Expenses.

(a)    Except as otherwise set forth in any Separation Agreement, (i) all Acacia Expenses will be charged to and paid by Acacia and (ii) all CombiMatrix Expenses will be charged to and paid by CombiMatrix.

(b)    Within ten days after the Distribution Date, CombiMatrix will reimburse Acacia (by wire transfer to a bank account designated in writing by CombiMatrix) for all amounts in respect of CombiMatrix Expenses paid by Acacia or any of its Subsidiaries (including Persons comprising the CombiMatrix Group) before or at the Time of Distribution and notified in writing by Acacia to CombiMatrix within five days after the Distribution Date. From time to time thereafter, promptly after Acacia’s request therefor, and in any event within ten days after any such request, CombiMatrix will reimburse Acacia (by wire transfer to the same bank account referred to in the preceding sentence) for all CombiMatrix Expenses paid by Acacia or any of its Subsidiaries before, at or after the Time of Distribution (other than as previously reimbursed by CombiMatrix pursuant to the preceding sentence). Acacia will, at the request of CombiMatrix, provide CombiMatrix with appropriate documentation to support CombiMatrix Expenses required to be reimbursed to Acacia pursuant to this Section 4.08(b).

(c)    Within ten days after the Distribution Date, Acacia will reimburse CombiMatrix (by wire transfer to a bank account designated in writing by Acacia for all amounts in respect of Acacia Expenses paid by CombiMatrix or any of its Subsidiaries (including Persons comprising the Acacia Group) before or at the Time of Distribution and notified in writing by CombiMatrix to Acacia within five days after the Distribution Date. From time to time thereafter, promptly after CombiMatrix’s request therefor, and in any event within ten days after any such request, Acacia will reimburse CombiMatrix (by wire transfer to the same bank account referred to in the preceding sentence) for all Acacia Expenses paid by CombiMatrix or any of its Subsidiaries before, at or after the Time of Distribution (other than as previously reimbursed by Acacia pursuant to the preceding sentence). CombiMatrix will, at the request of Acacia, provide Acacia with appropriate documentation to support Acacia Expenses required to be reimbursed to CombiMatrix pursuant to this Section 4.08(c).

(d)    Except as otherwise set forth in any Separation Agreement, and subject in all events to the provisions of Section 4.08(a), all out-of-pocket costs and expenses incurred following the Time of Distribution in connection with implementation of the transactions contemplated by the Separation Agreements will be charged to and paid by the party for whose benefit the expenses are incurred, with any out-of-pocket expenses which cannot be allocated on such basis to be split equally between Acacia and CombiMatrix.

(e)    The third-party costs and expenses of the Registration Statement shall be shared between Acacia and CombiMatrix equally. Within a reasonable time Following the Time of Distribution and receipt of an invoice from Acacia, including any back-up documentation reasonable requested by CombiMatrix, CombiMatrix shall reimburse Acacia for its share of such costs and expenses.

ARTICLE V
CERTAIN OTHER MATTERS

Section 5.01    Insurance.

(a)    Coverage. Subject to the provisions of this Section 5.01, coverage of CombiMatrix and the CombiMatrix Subsidiaries under all Policies shall cease as of the Time of Distribution. From and after the Time of Distribution, CombiMatrix and the CombiMatrix Subsidiaries will be responsible for obtaining and maintaining all insurance coverages in their own right.

(b)    Rights Under Shared Policies. From and after the Time of Distribution, CombiMatrix and the CombiMatrix Subsidiaries will have no rights with respect to any Policies, except that:

(i)    CombiMatrix will have the right to assert claims (and Acacia will use commercially reasonable efforts to assist CombiMatrix in asserting claims) for any loss, liability or damage with respect to CombiMatrix Assets or CombiMatrix Liabilities under Policies with third-party insurers which are “occurrence basis” insurance policies (“Occurrence Basis Policies”) arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow, and

(ii)   CombiMatrix will have the right to continue to prosecute claims with respect to CombiMatrix Assets or CombiMatrix Liabilities properly asserted with an insurer prior to the Time of Distribution (and Acacia will use commercially reasonable efforts to assist CombiMatrix in connection therewith) under Policies with third-party insurers which are insurance policies written on a “claims made” basis (“Claims Made Policies”) arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow, provided, that in the case of both clauses (i) and (ii) above, (A) all of Acacia’s and each Acacia Subsidiary’s reasonable out-of-pocket costs and expenses incurred in connection with the foregoing are promptly paid by CombiMatrix, (B) Acacia and the Acacia Subsidiaries may, at any time, without liability or obligation to CombiMatrix or any CombiMatrix Subsidiary(other than as set forth in Section 5.01(c)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions or self-insurance provisions, (D) such claims will be subject to (and recovery thereon will be reduced by the amount of) any payment or reimbursement obligations of Acacia, any Acacia Subsidiary or any Affiliate of Acacia or any Acacia Subsidiary in respect thereof and (E) such claims will be subject to exhaustion of existing aggregate limits. In the event that claims submitted by Acacia and CombiMatrix exhaust existing aggregate limits in any one policy year, the amount payable under the Policies shall be allocated pro rata based on the amounts paid in satisfaction of such claims or the amounts that would have been paid to satisfy such claims absent exhaustion of Policy limits. To the extent the amount paid to CombiMatrix or Acacia, as the case may be, in satisfaction of claims exceeds its pro rata portion, CombiMatrix or Acacia, as the case may be, shall pay to the other party an amount equal to such excess. Acacia’s obligation to use commercially reasonable efforts to assist CombiMatrix in asserting claims under applicable Policies will include using commercially reasonable efforts in assisting CombiMatrix to establish its right to coverage under such Policies (so long as all of Acacia’s reasonable out-of-pocket costs and expenses in connection therewith are promptly paid by CombiMatrix). None of Acacia or the Acacia Subsidiaries will bear any Liability for the failure of an insurer to pay any claim under any Policy. It is understood that any Claims Made Policies will not provide any coverage to CombiMatrix and the CombiMatrix Subsidiaries for incidents occurring prior to the Time of Distribution but which are asserted with the insurance carrier after the Time of Distribution. If a claim or claims submitted by CombiMatrix are paid under any Policy during any policy year in which no claim or claims are paid to Acacia, and Acacia’s annual premium increases in the next policy year in respect of the Policy, then the full amount of such premium increase in the first policy year after such CombiMatrix claim or claims are paid shall be deemed to be attributable to the CombiMatrix claim or claims and charged to CombiMatrix. Promptly (and in no event later than ten (10) Business Days) after receipt of a written request by Acacia, CombiMatrix shall reimburse Acacia for the full amount of such annual premium increase. If claims submitted by both Acacia and CombiMatrix are paid under the same Policy during any policy year, and Acacia’s annual premium increases in the next policy year in respect of the Policy, then the amount of the premium increase will be allocated between Acacia and CombiMatrix based on the amount of the claims paid to each party during the prior policy year. Promptly (and in no event later than ten (10) Business Days) after receipt of a written request by Acacia, CombiMatrix shall reimburse Acacia for its pro rata portion.

(c)    Acacia Actions. If, after the Time of Distribution, Acacia or any Acacia Subsidiary proposes to amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Policies under which CombiMatrix has rights to assert claims pursuant to Section 5.01(b) in a manner that would adversely affect any such rights of CombiMatrix, (i) Acacia will give CombiMatrix prior notice thereof and consult with CombiMatrix with respect to such action (it being understood that the decision to take any such action will be in the sole discretion of Acacia) and (ii) Acacia will pay to CombiMatrix its equitable share (which shall be determined by Acacia in good faith based on the amount of premiums paid by or allocated to the CombiMatrix Business in respect of the applicable Policy) of any net proceeds actually received by Acacia from the insurer under the applicable Policy as a result of such action by Acacia (after deducting Acacia’s reasonable costs and expenses incurred in connection with such action).

(d)    Administration. From and after the Time of Distribution:

(i)    Acacia or an Acacia Subsidiary will be responsible for the Claims Administration with respect to claims of Acacia and the Acacia Subsidiaries under Policies; and

(ii)   CombiMatrix or a CombiMatrix Subsidiary will be responsible for the Claims Administration with respect to claims of CombiMatrix and the CombiMatrix Subsidiaries under Policies.

(e)    Insurance Premiums. From and after the Time of Distribution, Acacia will pay all premiums (retrospectively-rated or otherwise) as required under the terms and conditions of the respective Policies in respect of periods prior to the Time of Distribution, whereupon CombiMatrix will, upon the request of Acacia, promptly reimburse Acacia for that portion of such premiums paid by Acacia as are reasonably determined by Acacia to be attributable to the CombiMatrix Business.

(f)    Agreement for Waiver of Conflict and Shared Defense. In the event that a Policy provides coverage for both Acacia and/or an Acacia Subsidiary, on the one hand, and CombiMatrix and/or a CombiMatrix Subsidiary, on the other hand, relating to the same occurrence, Acacia and CombiMatrix agree to defend jointly and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 5.01(f) will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

Section 5.02    Use of Names, Trademarks, etc.

(a)    From and after the Time of Distribution, subject to Section 5.02(b), Acacia will own all rights of Acacia or any of its Subsidiaries in, and to the use of, the Acacia Marks.

(b)    From and after the Time of Distribution, except as permitted in this Section 5.02(b), the CombiMatrix Group will not use or have any rights to the Acacia Marks or any name, mark or symbol confusingly similar thereto, or any special script, type font, form, style, logo, design, device, trade dress or symbol which contains, represents or evokes the Acacia Marks or any name or mark confusingly similar thereto. From and after the Time of Distribution, the CombiMatrix Group will not hold itself out as having any affiliation with the Acacia Group.

(c)    No member of the CombiMatrix Group shall have any right, title or interest in, or to the use of the Acacia Marks, either alone or in combination with any other word, name, symbol, device, trademarks, or any combination thereof. Anything contained herein to the contrary notwithstanding, in no event will any member of the CombiMatrix Group use the Acacia Marks as a component of a company or trade name. CombiMatrix will not, and will cause each other member of the CombiMatrix Group not to, challenge or contest the validity of the Acacia Marks, the registration thereof or the ownership thereof by the Acacia Group. CombiMatrix will not, and will cause each other member of the CombiMatrix Group not to, apply anywhere at any time for any registration as owner or exclusive licensee of the Acacia Marks. If, notwithstanding the foregoing, any member of the CombiMatrix Group develops, adopts or acquires, directly or indirectly, any right, title or interest in, or to the use of, any Acacia Marks in any jurisdiction, or any goodwill incident thereto, CombiMatrix will, and will cause the CombiMatrix Subsidiaries, upon the request of Acacia, and for a nominal consideration of one dollar, assign or cause to be assigned to Acacia or any designee of Acacia, all right, title and interest in, and to the use of, such Acacia Marks in any and all jurisdictions, together with any goodwill incident thereto.

CombiMatrix hereby constitutes and appoints Acacia the true and lawful attorney of CombiMatrix and its Subsidiaries to act as their attorney-in-fact to execute any documents and to take all necessary steps to cause CombiMatrix and its Subsidiaries to perform any of their obligations set forth in this Section 5.02(c), provided, however, that Acacia will provide CombiMatrix sixty days written notice prior to executing such documents or commencing such steps.

Section 5.03    CombiMatrix Warrants.

(a)    Effective as of the Time of Distribution, CombiMatrix will issue to each holder of a May 2003 Warrant a warrant to purchase shares of CombiMatrix Common Stock (the “CombiMatrix/May 2003 Warrant”), pursuant to the equitable adjustment and other provisions of such May 2003 Warrant. The number of shares of CombiMatrix Common Stock subject to the CombiMatrix/May 2003 Warrant and the per-share exercise price of the CombiMatrix/May 2003 Warrant will be determined as set forth in the May 2003 Warrant. The CombiMatrix/May 2003 Warrant will otherwise have substantially the same terms and conditions as the May 2003 Warrant, except that references to Acacia will be changed to refer to CombiMatrix.

(b)    Effective as of the Time of Distribution, CombiMatrix will issue to each holder of the Piper 2005 Warrant a warrant to purchase shares of CombiMatrix Common Stock (the “CombiMatrix/Piper 2005 Warrant”), pursuant to the equitable adjustment and other provisions of such Piper 2005 Warrant. The number of shares of CombiMatrix Common Stock subject to the CombiMatrix/Piper 2005 Warrant and the per-share exercise price of the CombiMatrix/Piper 2005 Warrant will be determined as set forth in the Piper 2005 Warrant. The CombiMatrix/Piper 2005 Warrant will otherwise have substantially the same terms and conditions as the Piper 2005 Warrant, except that references to Acacia will be changed to refer to CombiMatrix.

(c)    Effective as of the Time of Distribution, CombiMatrix will issue to each holder of the Oppenheimer Warrant a warrant to purchase shares of CombiMatrix Common Stock (the “CombiMatrix/Oppenheimer Warrant”), pursuant to the equitable adjustment and other provisions of such Oppenheimer Warrant. The number of shares of CombiMatrix Common Stock subject to the CombiMatrix/Oppenheimer Warrant and the per-share exercise price of the CombiMatrix/Oppenheimer Warrant will be determined as set forth in the Oppenheimer Warrant. The CombiMatrix/Oppenheimer Warrant will otherwise have substantially the same terms and conditions as the Oppenheimer Warrant, except that references to Acacia will be changed to refer to CombiMatrix.

ARTICLE VI
ACCESS TO INFORMATION

Section 6.01    Provision of Corporate Records. Prior to or as promptly as practicable after the Time of Distribution, Acacia shall deliver to CombiMatrix all minute books and other records of meetings of the Board of Directors, committees of the Board of Directors and stockholders of the CombiMatrix Group and all corporate books and records of the CombiMatrix Group in its possession, including, in each case, all active agreements and active litigation files. From and after the Time of Distribution, all such books and records shall be the property of CombiMatrix. Prior to or as promptly as practicable after the Time of Distribution, CombiMatrix shall deliver to Acacia all corporate books and records of the Acacia Group in CombiMatrix’s possession (other than the books and records described in the first sentence of this Section 6.01), including, in each case, all active agreements and active litigation files. From and after the Time of Distribution, all such books and records shall be the property of Acacia.

Section 6.02    Access to Information.

(a)    From and after the Time of Distribution, Acacia will, and will cause each Acacia Subsidiary to, afford to CombiMatrix and its Representatives (at CombiMatrix’s expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within the Acacia Group’s possession or control relating to CombiMatrix, any CombiMatrix Subsidiary, any CombiMatrix Asset, any CombiMatrix Liability or the CombiMatrix Business, insofar as such access is reasonably required by CombiMatrix or any CombiMatrix Subsidiary, subject to the provisions below regarding Privileged Information.

(b)    From and after the Time of Distribution, CombiMatrix will, and will cause each CombiMatrix Subsidiary to, afford to Acacia and its Representatives (at Acacia’s expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within the CombiMatrix Group’s possession or control relating to Acacia, any Acacia Subsidiary, any Acacia Asset, any Acacia Liability or the Acacia Business, insofar as such access is reasonably required, by Acacia or any Acacia Subsidiary, subject to the provisions below regarding Privileged Information.

(c)    Without limiting the foregoing, Information may be requested under this Article VI for audit, accounting, claims, litigation, insurance, environmental and safety and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

In furtherance of the foregoing:

(i)    Each party acknowledges that (A) each of Acacia and CombiMatrix (and the members of the Acacia Group and the CombiMatrix Group, respectively) has or may obtain Privileged Information; (B) there are or may be a number of Actions affecting one or more of the members of the Acacia Group and the CombiMatrix Group; (C) the parties may have a common legal interest in Actions, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information; and (D) each of Acacia and CombiMatrix intends that the transactions contemplated by the Separation Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

(ii)   Each of Acacia and CombiMatrix agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the business of the other Group or relating to or arising in connection with the relationship between the Groups on or prior to the Time of Distribution, without providing prompt written notice to and obtaining the prior written consent of the other, which consent will not be unreasonably withheld. In the event of a disagreement between any member of the Acacia Group and any member of the CombiMatrix Group concerning the reasonableness of withholding such consent, no disclosure will be made prior to a final, nonappealable resolution of such disagreement by a court of competent jurisdiction.

(iii)   Upon any member of the Acacia Group or any member of the CombiMatrix Group receiving any subpoena or other compulsory disclosure notice from a court, other Governmental Entity or otherwise which requests disclosure of Privileged Information, in each case relating to the business of the other Group or relating to or arising, in connection with the relationship between the Groups on or prior to the Time of Distribution, the recipient of the notice will promptly provide to the other party (following the notice provisions set forth herein) a copy of such notice, the intended response, and a description of all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in Section 6.02(c)(ii), the parties will cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

Section 6.03    Production of Witnesses. Subject to Section 6.02, after the Time of Distribution, each of Acacia and CombiMatrix will, and will cause each member of the Acacia Group and the CombiMatrix Group, respectively, to, make available to the other party and members of such other party’s Group, upon written request and at the cost and expense of the party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such directors, officers, employees and agents) in connection with any Actions, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the business of either Group or relating to or arising in connection with the relationship between the Groups on or prior to the Time of Distribution, provided that the same shall not unreasonably interfere with the conduct of business by the Group of which the request is made.

Section 6.04    Retention of Records. Except as otherwise required by law or agreed to by the parties in writing, if any Information relating to the pre-Distribution business, Assets or Liabilities of a member of a Group is retained by a member of the other Group, each of Acacia and CombiMatrix will, and will cause the members of the Group of which it is a member to, retain for the period required by the applicable Acacia records retention policy in effect immediately prior to the Time of Distribution all such Information in such Group’s possession or under its control. In addition, if, prior to the scheduled date for destruction or disposal of such Information under the applicable Acacia records retention policy, Acacia or CombiMatrix, on behalf of any member of its Group, requests in writing that any of the Information scheduled to be destroyed or disposed of be delivered to such requesting party, the party whose Group is scheduled to destroy or dispose of such Information will arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party, at or about the time such Information would have otherwise been destroyed or disposed of.

Section 6.05    Confidentiality. Subject to the provisions of Section 6.02, which shall govern Privileged Information, from and after the Time of Distribution, each of Acacia and CombiMatrix shall hold, and shall use reasonable efforts to cause members of its Group and its and their Affiliates and Representatives to hold, in strict confidence all Information concerning the other party’s Group in its possession or control prior to the Time of Distribution or furnished to it by such other party’s Group pursuant to the Separation Agreements or the transactions contemplated thereby and will not release or disclose such Information to any other Person, except members of its Group and its and their Representatives, who will be bound by the provisions of this Section 6.05; provided, however, that any member of the Acacia Group or the CombiMatrix Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person’s counsel, by other requirements of law (in which case the party required to make such disclosure will notify the other party as soon as practicable of such obligation or requirement and cooperate with the other party (at the expense of the other party) to limit the Information required to be disclosed and to obtain a protective order or other appropriate remedy with respect to the Information ultimately disclosed) or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party’s Group) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party’s Group, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror, or on the part of the acquiror. Each party acknowledges that it will be liable for any breach of this Section 6.05 by its Affiliates, Representatives and Subsidiaries. Notwithstanding the foregoing, each of Acacia and CombiMatrix will be deemed to have satisfied its obligations under this Section 6.05 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

ARTICLE VII
MISCELLANEOUS

Section 7.01    Entire Agreement; Construction. This Agreement and the Separation Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in the Separation Agreements to the contrary, (i) if and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Employee Matters Agreement or the Tax Allocation Agreement, the provisions of the Employee Matters Agreement or the Tax Allocation Agreement, as appropriate, will control and (ii) in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Conveyance Instruments, the provisions of this Agreement will control.

Section 7.02    Survival of Agreements. Except as otherwise contemplated by the Separation Agreements (including Section 7.13 of this Agreement), all covenants and agreements of the parties contained in the Separation Agreements will remain in full force and effect and survive the Time of Distribution. The obligations of each of Acacia and CombiMatrix under Article IV will not terminate at any time and will survive the sale or other transfer by any party of any assets or businesses or the assignment by any party of any Liabilities with respect to any Indemnifiable Losses of the other related to such assets, businesses or Liabilities.

Section 7.03    Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 7.04    Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or three Business Days after being so mailed (one Business Day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Acacia:
Acacia Research Corporation
500 Newport Center Dr., 7th Floor
Newport Beach, California 92660
Attention: Paul Ryan, President
Telecopy: (949) 480-8390
E-mail:prr@acaciares.com

with a copy to:

Acacia Research Corporation
500 Newport Center Dr., 7th Floor
Newport Beach, California 92660
Attention:  Robert Berman, Esq.
Chief Operating Officer and General Counsel
Telecopy: (949) 480-8390
E-mail:rberman@acaciares.com

If to CombiMatrix:

CombiMatrix Corporation
6500 Harbour Heights Parkway, Suite 301
Mukilteo, WA 98275
Attention: Amit Kumar
Chief Executive Officer
Telecopy: (425) 493-2060
E-mail:akumar@combimatrix.com

Section 7.05    Dispute Resolution. In the event that from and after the Time of Distribution any dispute, claim or controversy (collectively, a “Dispute”) arises out of or relates to this Agreement, the Employee Matters Agreement or the Tax Allocation Agreement or any transaction contemplated thereby or the breach, performance, enforcement or validity or invalidity of any thereof, the designees of the Acacia Chief Executive Officer and the CombiMatrix Chief Executive Officer will attempt a good faith resolution of the Dispute within thirty days after either party notifies the other party in writing of the Dispute. If the Dispute is not resolved within thirty days of the receipt of the notification, or within such other time as they may agree, the Dispute will be referred for resolution to the Acacia Chief Executive Officer and the CombiMatrix Chief Executive Officer. Should they be unable to resolve the Dispute within thirty days following the referral to them, or within such other time as they may agree, Acacia and CombiMatrix will then attempt in good faith to resolve such Dispute by mediation in accordance with the then-existing CPR Mediation Procedures promulgated by the CPR Institute for Dispute Resolution. If such mediation is unsuccessful within sixty days after commencement thereof, any party to the Dispute may pursue any other remedies available to it.

Section 7.06    Consent to Jurisdiction. Each of Acacia and CombiMatrix irrevocably submits to the exclusive jurisdiction of (i) the Superior Court of the State of California, Orange County and (ii) the United States District Court for the Central District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Employee Matters Agreement or the Tax Allocation Agreement or any transaction contemplated thereby or the breach, performance, enforcement or validity or invalidity of any thereof (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of Acacia and CombiMatrix further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party’s respective address set forth in Section 7.04 will be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Acacia and

CombiMatrix irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the Employee Matters Agreement or the Tax Allocation Agreement or the transactions contemplated thereby or the breach, performance, enforcement or validity or invalidity of any thereof in (i) the Superior Court of the State of California, Orange County or (ii) the United States District Court for the Central District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any action, suit or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

Section 7.07    Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Acacia and CombiMatrix.

Section 7.08    Assignment. Except as otherwise provided herein, neither party will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion. Notwithstanding the foregoing, either party may (without obtaining any consent) assign all or any portion of its rights and obligations hereunder to (i) the surviving entity resulting from a merger or consolidation involving such party, (ii) the acquiring entity in a sale or other disposition of all or substantially all of the assets of such party as a whole or of any line of business or division of such party, or (iii) any other Person that is created as a result of a spin-off from, or similar reorganization transaction of, such party or any line of business or division of such party. In the event of an assignment pursuant to (ii) or (iii) above, the non-assigning party shall, at the assigning party’s request, use good faith commercially reasonable efforts to enter into separate agreements with each of the resulting entities and take such further actions as may be reasonably required to assure that the rights and obligations under this Agreement are preserved, in the aggregate, and divided equitably between such resulting entities. Any conveyance, assignment or transfer requiring the prior written consent of another party pursuant to this Section 7.08 which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

Section 7.09    Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or “$” shall mean United States Dollars.

Section 7.10    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 7.11    Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that the provisions of Sections 4.02 and 4.03 shall inure to the benefit of and shall be enforceable by the Persons referred to therein.

Section 7.12    Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

Section 7.13    Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Acacia Board without the approval of CombiMatrix or Acacia’s shareowners. In the event of such termination, neither party will have any liability of any kind to the other party on account of such termination.

Section 7.14    Waivers; Remedies. The conditions to Acacia’s obligation to consummate the Distribution are for the sole benefit of Acacia and may be waived in writing by Acacia in whole or in part in Acacia’s sole discretion. No failure or delay on the part of either Acacia or CombiMatrix in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Acacia or CombiMatrix of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Subject to Section 7.05, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

Section 7.15    Further Assurances. From time to time after the Time of Distribution, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such actions as the requesting party may reasonably request to consummate the transactions contemplated by the Separation Agreements.

Section 7.16    Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

Section 7.17    Performance. Acacia will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Acacia Subsidiary. CombiMatrix will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any CombiMatrix Subsidiary.

Section 7.18    Interpretation. Any reference herein to any federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[Signature page to Distribution Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.

ACACIA RESEARCH CORPORATION By: /s/ Paul Ryan Name: Paul Ryan Title: Chief Executive Officer,
COMBIMATRIX CORPORATION By: /s/ Amit Kumar Name: Amit Kumar Title: Chief Executive Officer

Schedule 1.01(a)

Acacia Liabilities

Audio/Video Enhancement and Synchronization Technology

Image Resolution Enhancement Technology

•	IP Innovation, LLC and Technology Licensing Corporation v. Lexmark International, Inc. United States District Court for the Northern District of Illinois. Filed 10/23/02. Case No. 1:02-cv-07611.

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New Medium Technologies, LLC and AV Technologies, LLC v. Barco NV, Miranda Technologies, LG Philips LCD, Toshiba Corporation, Toshiba America Consumer Products, L.L.C., LG Electronics, Inc., and Syntax-Brillian Corporation. United States District Court for the Northern District of Illinois. Filed 9/29/05. Case No. 1:05-cv-05620.

Broadcast Data Retrieval Technology

•	Broadcast Data Retrieval Corporation v. Sirius Satellite Radio, Inc. Transferred to United States District Court for the Southern District of New York 7/6/06. Case No. 1:06-cv-05135.

Computer Memory Cache Coherency Technology

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Computer Cache Coherency Corporation v. VIA Technologies, Inc., Via Technologies, Inc. (USA) and Intel Corporation. United States District Court for the Northern District of California. Filed 12/2/04. Case No. 5:05-cv-01668.

Credit Card Fraud Control Technology

•	Ingenio Inc. v. Acacia Patent Acquisition Corporation and Acacia Research Corporation. United States District Court for the Northern District of California. Filed 10/13/06. Case No. 3:06-cv-06423.

Credit Card Fraud Protection Technology

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Financial Systems Innovation, LLC and Paul N. Ware v. Gap, Inc., Racetrac Petroleum, Inc. and The Kroger Company. United States District Court for the Northern District of Georgia. Filed 3/3/04. Case No. 4:04-cv-00065.

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Financial Systems Innovation, LLC and Paul N. Ware v. Williams-Sonoma, Inc., Linens N Things, Inc. and Costco Wholesale Corporation. United States District Court for the Northern District of Texas. Filed 6/30/04. Case No. 4:04-cv-00479.

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Financial Systems Innovation, LLC and Paul N. Ware v. Circuit City Stores, Inc., Officemax Incorporated, Staples, Inc., Cracker Barrel Old Country Store, Inc., Fry’s Electronics, Inc., and Rite Aid Corporation. United States District Court for the Northern District of Georgia. Filed 7/19/05. Case No. 4:05-cv-00156.

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Reinalt-Thomas Corporation, dba Discount Tire Corporation, v. Acacia Research Corporation, Paul N. Ware and Financial Systems Innovation, LLC. United States District Court for the District of Arizona. Filed 10/27/05. Case No. 2:05-cv-03459.

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Financial Systems Innovation, LLC and Paul Ware v. Discount Tire Company of Georgia, Inc. and Reinalt-Thomas Corporation, dba Discount Tire Company. United States District Court for the Northern District of Georgia. Filed 11/21/05. Case No. 4:05-cv-00252.

•	Lone Star Steakhouse and Saloon, Inc. v. Acacia Technologies group and Financial Systems Innovation, LLC. United States District Court for the District of Kansas. Filed 8/5/05. Case No. 6:05-cv-01249.

Computing Device Performance Technology

•	Computer Acceleration Corporation vs. Microsoft Corporation. United States District Court for the Eastern District of Texas. Filed 7/6/06. Case No. 9:06-cv-0140.

Data Encryption Technology

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Data Encryption Corporation v. Microsoft Corporation and Dell Computer Corporation. United States District Court for the Central District of California. On appeal to the U.S. Court of Appeals for the Federal Court. Lower Court Case No. 2:05-cv-05531.

Digital Media Transmission Technology

In accordance with the Transfer Order issued February 24, 2005, by the Judicial Panel on Multidistrict Litigation, all of the following Digital Media Transmission Technology cases have been transferred to the Northern District of California. The lead case number is 5:05-cv-01114.

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Acacia Media Technologies Corporation v. Comcast Cable Communications, LLC, Charter Communications, Inc., The DirectTV Group, Inc., Echostar Communications Corporation, Cox Communications, Inc., Hospitality Network, Inc. (a wholly owned subsidiary of Cox that supplies hotel on-demand TV services), Mediacom, LLC, Armstrong Group, Arvig Communication Systems, Block Communications, Inc., Cable America Corporation, Cable One, Inc., Cannon Valley Communications, Inc., East Cleveland Cable TV and Communications, LLC, Loretel Cablevision, Massillon Cable TV, Inc., Mid-Continent Media, Inc., NPG Cable, Inc., Savage Communications, Inc., Sjoberg's Cablevision, Inc., US Cable Holdings LP, and Wide Open West, LLC, Time Warner Cable, Cablevision Systems Corporation, Insight Communications Company, Cebridge Communications and Bresnan Communications.

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Acacia Media Technologies Corporation v. New Destiny Internet Group, Inc., Audio Communications Inc., VS Media Inc., Ademia Multimedia, LLC, International Web Innovations, Inc., Offendale Commercial BV, Ltd., Adult Entertainment Broadcast Network, Cybertrend, Inc., Lightspeed Media Corporation, Adult Revenue Services, Innovative Ideas International, AskCS.com, Game Link, Inc., Club Jenna, Inc., Cybernet Ventures, Inc., ACMP, LLC, Global AVS, Inc. d/b/a DrewNet, and National A-1 Advertising.

High Resolution Optics Technology

•	Theodore Whitney and High Resolution Optics Corporation v. The United States. United States Court of Federal Claims. Filed 8/23/06. Case No. 1:06-cv-00601.

Interactive Television Technology

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Broadcast Innovation, LLC and IO Research, Ltd. v. Charter Communications, Inc. United States District Court for the District of Colorado. Case No. 1:03-cv-02223. On appeal to the U.S. Court of Appeals for the Federal Court from 9/28/04 to 11/21/05. Remanded to the U. S. District Court for further proceedings on 11/21/05.

•	Broadcast Innovation, LLC v. Echostar Communications Corporation. United States District Court for the District of Colorado. Filed 11/9/01. Case No. 1:01-cv-02201.

Laptop Connectivity Technology

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Computer Docking Station Corporation v. Dell, Inc., Gateway, Inc., Toshiba America, Inc., and Toshiba America Information Systems, Inc.. United States District Court for the Western District of Wisconsin. Filed 1/17/06. Case No. 06-c-0032-c

Micromesh Technology

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Micromesh Technology Corporation v. American Recreation Productions, Inc., and American Recreation Products, Inc., dba Kelty. United States District Court for the Northern District of California. Filed 9/27/06. Case No. 3:06-cv-06030.

•	Micromesh Technology Corporation v. Columbia Sportswear Company. United States District Court for the Northern District of California. Filed 9/27/06. Case No.3:06-cv-06031.

•	Micromesh Technology Corporation v. Red Wing Shoe Company and Red Wing Shoe Company, dba Vasque. United States District Court for the Eastern District of Texas. Filed 10/4/06. Case No. 2:06-cv-00421.

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Micromesh Technology Corporation v. VF Corporation, VF Corporation, dba JanSport, VF Outdoor, Inc., dba The North Face. United States District Court for the Eastern District of Texas. Filed 10/4/06. Case No. 2:06-cv-00422.

Microprocessor Enhancement Technology

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Microprocessor Enhancement Corporation and Michael H. Branigin v. Texas Instruments, Incorporated. United States District Court for the Central District of California. Filed 4/7/05. Case No. 8:05-cv-00323.

•	Microprocessor Enhancement Corporation and Michael H. Branigin v. Intel Corporation. United States District Court for the Central District of California. Filed 8/3/05. Case No. 2:05-cv-05667.

Multi-Dimensional Bar Code Technology

•	Cognex Corporation v. VCode Holdings, Inc., VData LLC, Acacia Research Corporation, and Veritec Inc. United States District Court for the District of Minnesota. Filed 3/13/06. Case No. 0:06-cv-01040.

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VData LLC and VCode Holdings, Inc. v. Aetna, Inc., PNY Technologies Inc., and Merchant’s Credit Guide Co. United States District Court for the District of Minnesota. Filed 5/8/06. Case No. 0:06-cv-01701.

Peer to Peer Communications Technology

•	Peer Communications Corporation v. Skype Technologies SA, Skype, Inc., and eBay, Inc. United States District Court for the Eastern District of Texas. Filed 8/22/06. Case No. 6:06-cv-00370.

Product Activation Technology

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Product Activation Corporation v. Abbyy USA Software House, Inc., Adobe Systems Incorporated, Autodesk, Inc. United States District Court for the Eastern District of Texas. Filed 8/14/06 Case No. 2:06-cv-00326.

Resource Scheduling Technology

•	Epic Systems Corporation v. Acacia Research Corporation and Resource Scheduling Corporation. United States District Court for the District of Delaware. Filed 4/19/06. Case No. 1:06-cv-00255.

Spreadsheet Automation Technology

•	Spreadsheet Automation Corporation v. Microsoft Corporation. United States District Court for the Eastern District of Texas. Filed 3/28/05. Case No. 2:05-cv-00127.

User Activated Internet Advertising Technology

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InternetAd Systems, LLC v. Turner Broadcasting System, Inc., Freerealtime.com, Inc., Knight Ridder Digital, Homestore, Inc., Condenet, Inc. and Tribune Company. United States District Court for the Northern District of Texas. Filed 6/15/06. Case No. 3:06-cv-01063.

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InternetAd Systems, LLC v. Opodo Limited, Amadeus Global Travel Distribution S.A., Amadeus North America, LLC, and Opentable, Inc. United States District Court for the Northern District of Texas. Filed 6/19/06. Case No. 3:06-cv-01084.

Schedule 1.01(b)

Bylaws

AMENDED AND RESTATED BYLAWS

OF

COMBIMATRIX CORPORATION

a Delaware corporation

AMENDED AND RESTATED BYLAWS

OF

COMBIMATRIX CORPORATION

ARTICLE 1

OFFICES

Section 1.1    Registered Office.

The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2    Other Offices.

The corporation may also have and maintain an office or principal place of business, or offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

Section 2.1    Place of Meetings.

(a)    Meetings of stockholders may be held at such place, either within or without this State, as may be designated by or in the manner provided in these bylaws or, if not so designated, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.

(b)    If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1)    Participate in a meeting of stockholders; and

(2)    Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

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(c)    For purposes of this Section 2.1, “remote communication” shall include (1) telephone or other voice communications and (2) electronic mail or other form of written or visual electronic communications, provided that the requirements of the Delaware General Corporation Law are satisfied.

Section 2.2    Annual Meetings.

The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a. m. on May 31 in each year if a business day and not a legal holiday, and, if a legal holiday, at the same hour and place on the next succeeding business day not a holiday.

Section 2.3    Special Meetings.

Special Meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board, the President or the Board of Directors at any time.

Section 2.4    Notice of Meetings.

(a)    Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting.

(b)    If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

(c)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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(d)    Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e)  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of Delaware General Corporation Law, the certificate of incorporation, or these bylaws shall be effective if given by a form of electronic transmission. Notice given pursuant to this subparagraph (e) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5    Quorum and Voting.

(a)    At all meetings of stockholders except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

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Section 2.6  Voting Rights.

(a)    Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b)    Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)    Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

(1)    A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)    A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telephone, telegram, cablegram, email or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telephone, telegram, cablegram, email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone, telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

(3)    If it is determined that such telegrams, cablegrams, emails or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

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(d)    Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7    Voting Procedures and Inspectors of Elections.

(a)    The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8    List of Stockholders.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.9    Stockholder Proposals at Annual Meetings.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To

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be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 180 days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in Section 2.1 and this Section 2.9, provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 2.1 and this Section 2.9, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in this Section 2.9 shall affect the right of a stockholder to request inclusion of a proposal in the corporation’s proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.

Section 2.10    Nominations of Persons for Election to the Board of Directors.

In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 80 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting

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was changed more than 30 days from the prior year). Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11    Action Without Meeting.

Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

ARTICLE 3

DIRECTORS

Section 3.1    Number and Term of Office.

The number of directors of the corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 3.1 duly adopted in accordance with ARTICLE 11 hereof. The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 3.1, by the Board of Directors or by a bylaw or amendment thereof duly adopted in accordance with ARTICLE 11 hereof. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at five (5).

Section 3.2    Powers.

The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

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Section 3.3    Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board.

Section 3.4    Resignations and Removals.

(a)    Any director may resign at any time by delivering his resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b)    At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 3.5    Meetings.

(a)    The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)    Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.2 of ARTICLE 1 hereof. Regular meetings of the Board of Directors may also be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all directors.

(c)    Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by any of the directors.

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(d)    Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission or other form of electronic transmission at least 24 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6    Quorum and Voting.

(a)    A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1 of ARTICLE 3 of these Bylaws, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)    At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

(c)    Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)    The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.7    Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 3.8    Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9    Committees.

(a)    Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the General Corporation Law.

(b)    Other Committees: The Board of Directors may, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)    Term: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 3.8, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)    Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.8 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 1.2 of ARTICLE 1 hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of

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such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE 4

OFFICERS

Section 4.1    Officers Designated.

The officers of the corporation shall be a Chief Executive Officer, who shall be the President of the corporation, a Chief Financial Officer, who shall be the Treasurer of the corporation, a Secretary and a Chief Operating Officer. The Board of Directors or the Chief Executive Officer may also appoint a Chairman of the Board, one or more Vice-Presidents, assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice- Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 4.2    Tenure and Duties of Officers.

(a)    General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

(b)    Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if there be such an officer appointed) when present shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c)    Duties of Chief Executive Officer (President): The Chief Executive Officer shall be the President of the corporation and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

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(d)    Duties of Chief Financial Officer (Treasurer): The Chief Financial Officer shall be the Treasurer of the corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any assistant treasurer to assume and perform such duties in the absence or disability of the Chief Financial Officer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(e)    Duties of Secretary: The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(f)    Duties of Chief Operating Officer. The Chief Operating Officer shall perform all duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

ARTICLE 5

EXECUTION OF CORPORATE INSTRUMENTS, AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1    Execution of Corporate Instruments.

(a)    The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

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(b)    nless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c)    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d)    Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

Section 5.2    Voting of Securities Owned by Corporation.

All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

ARTICLE 6

SHARES OF STOCK

Section 6.1    Form and Execution of Certificates.

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or assistant treasurer or the Secretary or assistant secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent,

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or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2    Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.3    Transfers.

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 6.4    Fixing Record Dates.

(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.5    Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an assistant secretary, or the Treasurer or an assistant treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an assistant treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

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ARTICLE 8

CORPORATE SEAL

The corporate seal shall consist of a die bearing the name of the corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 9

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 9.1    Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 9.3 of this Article, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

Section 9.2    Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

17

Section 9.3    Right of Claimant to Bring Suit.

If a claim under Section 9.1 or Section 9.2 of this Article is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 9.4    Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 9.5    Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

18

Section 9.6    Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.7    Settlement of Claims.

The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9.8    Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9.9    Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 9.10   No Duplication of Payments.

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

19

ARTICLE 10

NOTICES

Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given either (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(e) of these Bylaws. Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1.2 of ARTICLE 1 hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 11

AMENDMENTS

These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of 66 2/3% of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, or term of office of directors.

20

CERTIFICATE OF SECRETARY

The undersigned Secretary of Combimatrix Corporation, a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this ___ day of February, 2006.

________________________________________
__________________, Secretary

21

Schedule 1.01(c)

Certificate of Incorporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMBIMATRIX CORPORATION

_____________________, 2006

CombiMatrix Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:   The original Certificate of Incorporation of CombiMatrix Corporation was filed under the name Combi Acquisition Corp. with the Secretary of State of the State of Delaware on March 15, 2002.

SECOND:   Combi Acquisition Corp. merged with and into CombiMatrix Corporation and simultaneously changed its name to CombiMatrix Corporation via the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on December 13, 2002.

THIRD:   The Amended and Restated Certificate of Incorporation of CombiMatrix Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and sole stockholder of CombiMatrix Corporation.

FOURTH:   The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, CombiMatrix Corporation has caused this Certificate to be signed by its Chief Financial Officer as of the date first written above.

COMBIMATRIX CORPORATION
By:	/s/ Scott Burell
Name: Title:	Scott Burell Chief Financial Officer

1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COMBIMATRIX CORPORATION

ARTICLE I
NAME

The name of the corporation is CombiMatrix Corporation (the "Corporation").

ARTICLE II
ADDRESS OF REGISTERED OFFICE;
NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Registered Agent Solutions, Inc., 15 E. North Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is Registered Agent Solutions, Inc.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

ARTICLE IV
CAPITAL STOCK

Section 1.    Authorization. The total number of shares of all classes of stock that the Corporation is authorized to issue is Two Hundred and Ten Million (210,000,000) shares, consisting of One Hundred and Eighty Million (180,000,000) shares of Common Stock with a par value of $.001 per share, and Thirty Million (30,000,000) shares of Preferred Stock with a par value of $.001 per share. Upon the effectiveness of this Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock of the Corporation shall be split and divided into four (4) shares of Common Stock. No fractional shares shall be recorded in the stock ledger of the Corporation as a result of the stock split provided for above. Any fractional share (a “Fractional Interest”) that would otherwise be issuable to a holder of Common Stock (a “Fractional Share Holder”) shall be treated as described in the following sentence: The Fractional Interest shall be cancelled and the Fractional Share Holder shall be entitled to receive an amount in cash equal to the product of the Fractional Interest to which such Fractional Share Holder would otherwise have been entitled, multiplied by the fair market value of one share of Common Stock immediately following the effectiveness of the stock split provided for above, as determined by the Board of Directors. Whether or not a Fractional Interest is to be recorded as a result of the stock split provided for above shall be determined on the basis of the total number of shares of Common Stock held by the record holder at the time the stock split occurs.

2

Section 2.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of the Certificate of Incorporation, for each such series the number of shares constituting such series and the designation and the voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by the Board of Directors or a duly authorized committee thereof under the DGCL. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

Section 3.    Common Stock.

(a)    Voting Rights. Except as may otherwise be provided in the certificate of incorporation of the corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock pursuant to the provisions of Article IV, Section 2 hereof) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

(b)    Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV, Section 2 hereof, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c)    Liquidation; Dissolution. Upon the dissolution, liquidation or winding-up of the corporation, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV, Section 2 hereof, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

ARTICLE V
BOARD OF DIRECTORS

Section 1.    Number of Directors and Election. Subject to any rights of holders of the Corporation’s preferred stock, the number of directors will be fixed from time to time by action of not less than a majority of the directors then in office, but in no event shall the number of directors be less than five (5) nor more than nine (9).

3

Section 2.    Powers of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation.

Section 3.    Removal. Directors may be removed, with or without cause, only upon the affirmative vote of holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, subject to any rights of holders of the Corporation’s preferred stock; provided, however, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of the Corporation’s common stock will be required for approval of such action.

ARTICLE VI
STOCKHOLDER ACTIONS

Section 1.    Meetings and Records. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporations may be kept (subject to the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Section 2.    Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, or the President, and may not be called by any other person or persons.

Section 3.    Written Consents. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

Section 4.    Vacancies. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IVSection 2 hereof, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

4

ARTICLE VII
LIMITATION ON LIABILITY OF DIRECTORS

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE VIII
INDEMNIFICATION

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. No amendment, repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal or modification.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

ARTICLE X
CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

5

Schedule 1.01(d)

CombiMatrix Assets

1)	Ownership Interest in Advanced Material Sciences, Inc.

2)	Ownership Interest in CombiMatrix, K.K.

3)	Any net proceeds received by Acacia from any future settlement or disposition of the lawsuit between Acacia Research Corporation and National Union

4)
Any net proceeds received by Acacia from the sale of AR-CombiMatrix stock as the result of a financing event or exercise of an option or warrant to purchase AR-CombiMatrix stock prior to the Time of Distribution

[end]

Schedule 1.01(e)

CombiMatrix Liabilities

1)	Dent / Strathmann matter

2)	Ragsdale matter

3)	Jeff Oster matter

[end]

Schedule 1.01(f)

CombiMatrix Property

NONE.

Schedule 1.01(g)

CombiMatrix Subsidiaries

Advanced Materials Sciences, Inc.

CombiMatrix International Holdings Corp.

CombiMatrix Molecular Diagnostics, Inc.

CombiMatrix K.K.

Leuchemix, Inc.

[end]

Schedule 2.01(c)

Acacia Actions

[to be attached]

Schedule 2.03(a)

Elimination of Intercompany Agreements

NONE.

Schedule 2.03(b)

Intercompany Agreements

NONE.

Schedule 2.04

CombiMatrix Board of Directors

Amit Kumar, Ph.D

Brooke Anderson, Ph.D

Thomas Akin

Rigdon Currie

John Abeles, MD

[end]

Schedule 2.05

Exceptions to Acacia Resignations

NONE

Schedule 5.03(a)

CombiMatrix/May 2003 Warrants

Warrant Date	No. of Warrant Shares	No. of Warrant Shares Outstanding
5/20/03	67,500	67,500
5/20/03	45,455	45,455
5/20/03	170,455	170,455

Schedule 5.03(b)

CombiMatrix/Piper 2005 Warrants

WARRANT LEDGER - MAY 20, 2003 PRIVATE PLACEMENT

Warrant No.	Warrant Date	No. of Warrant Shares	No. of Warrant Shares Outstanding
W-1	9/21/05	6,061	6,061
W-2	9/21/05	60,606	60,606
W-3	9/21/05	84,849	84,849
W-4	9/21/05	60,606	60,606
W-5	9/21/05	303,030	303,030
W-6	9/21/05	151,515	151,515
W-7	9/21/05	75,758	75,758
W-8	9/21/05	151,515	151,515
W-9	9/21/05	37,879	37,879
W-10	9/21/05	20,000	20,000
W-11	9/21/05	105,000	105,000
W-12	9/21/05	75,000	75,000
W-13	9/21/05	113,636	113,636
W-14	9/21/05	61,250	61,250
W-15	9/21/05	62,500	62,500
W-16	9/21/05	121,212	121,212
W-19	9/21/05	37,879	37,879
W-20	9/21/05	21,591	21,591
W-21	9/21/05	3,788	3,788
W-22	9/21/05	12,500	12,500
W-23	9/28/06	7,576	7,576
W-24	9/22/06	22,727	22,727

Schedule 5.03(c)

CombiMatrix/Oppenheimer Warrants

No. of Warrant Shares	Warrant #	Date Issued
3,529,411	WA-001	12/13/2006
288,000	WA-003	12/13/2006
576,000	WA-004	12/13/2006
288,000	WA-005	12/13/2006
411,764	WA-006	12/13/2006
204,000	WA-007	12/13/2006
390,720	WA-008	12/13/2006
60,960	WA-009	12/13/2006
544,320	WA-010	12/13/2006
300,000	WA-011	12/13/2006
124,560	WA-012	12/13/2006
45,480	WA-013	12/13/2006
1,029,960	WA-014	12/13/2006
28,800	WA-015	12/13/2006
90,000	WA-016	12/13/2006
12,000	WA-017	12/13/2006
120,000	WA-018	12/13/2006
24,000	WA-019	12/13/2006
12,000	WA-020	12/13/2006
12,000	WA-021	12/13/2006
12,000	WA-022	12/13/2006
12,000	WA-023	12/13/2006
6,000	WA-024	12/13/2006
488,416	WA-025	12/13/2006
1,200,000	WA-026	12/13/2006
2,400,000	WA-027	12/13/2006